Exhibit 99.1
All transactions listed below relate to sales of Common Stock of Central Garden & Pet Company on August 10, 2005 by Brooks M. Pennington III.

Sold
Shares         Price        Shares Beneficially Owned After Transaction
 300          53.02          57,740
 70          53.01          57,670
 100          53.01          57,570
 100          53.01          57,470
 200          53.01          57,270
 300          53.01          56,970
 100          53.01          56,870
 100          53.01          56,770
 100          53.01          56,670
 100          53.01          56,570
 100          53.01          56,470
 100          53.01          56,370
 300          53.01          56,070
 50          53.00          56,020
 400          53.00          55,620
 1,000          53.00          54,620
 100          53.00          54,520
 400          53.00          54,120
 50          53.00          54,070
 30          52.85          54,040
 3,000          52.80          51,040
 100          52.80          50,940
 194          52.80          50,746
 282          52.80          50,464
 100          52.80          50,364
 1,000          52.80          49,364
 324          52.80          49,040